INVESTMENT ADVISORY AGREEMENT


     AGREEMENT made this 27th day of August, 2001, by and between Zodiac Trust, a Delaware business trust (the "Trust"), and Conning Asset Management Company, a Missouri corporation (the "Adviser").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to create several separate series shares, each having its own investment objectives and policies; and

     WHEREAS,  the  Adviser  is  a  registered   investment  adviser  under  the
Investment Advisers Act of 1940, as amended, and engages in the business of providing investment management services; and

     WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the individual series (each a "Portfolio") listed on Schedule A, as may be amended from time to time, attached hereto and made a part of this Agreement, and the Adviser is willing to render such services on the following terms and conditions; and

     WHEREAS, the Board of Trustees of the Trust has approved this Agreement, subject to approval by the shareholders of the Portfolio, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth; and

     WHEREAS, each series of the Trust may use, employ and engage a different investment adviser and/or Sub-Adviser.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


     1. APPOINTMENT AND DUTIES OF THE ADVISER.

          (a) The Trust hereby appoints the Adviser to act as investment adviser to the Trust for the Portfolio and hereby employs the Adviser generally to manage the investment and reinvestment of the assets of the Portfolio for the period and the terms set forth in this Agreement. The Adviser hereby accepts such appointment and agrees to render services set forth in this Agreement and for the compensation herein provided.

          (b) In so doing, it is understood that the Adviser may hire one or more Sub-Advisers for a Portfolio to carry out the investment program of the Portfolio(s) (subject to the approval of the Trust's Board of Trustees and, except as otherwise permitted under the terms of any exemptive relief obtained by the Adviser from the U.S. Securities and Exchange Commission, or by rule or regulation, a majority of the outstanding voting securities of any affected Portfolio(s)). To the extent that the Adviser does hire any Sub-Adviser, it will thereafter continuously review, supervise and (where appropriate) administer the investment program of the Portfolio(s).

          (c) The Adviser will provide, or direct any Sub-Adviser to provide to the Administrator and the Trust records concerning the Adviser's or Sub-Adviser(s)' activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Adviser's and Sub-Adviser(s)' performance of the foregoing responsibilities. The retention of a Sub-Adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

          (d) The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Trustees of the Trust and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for each such Portfolio set forth in the Trust's prospectus and statement of additional information, as amended from time to time (referred to collectively as the "Prospectus"), and applicable laws and regulations. The Trust will furnish the Adviser from time to time with copies of all amendments or supplements to the Prospectus, if any.

          (e) The Adviser agrees to treat confidentially and as proprietary information of a Portfolio any and all records and other information relative to any Portfolio and prior, present, or potential shareholders, and will not use such records and/or information for any purpose other than performance of its responsibilities and duties under this Agreement, except after prior notification to an approval in writing by the applicable Portfolio, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the applicable Portfolio.

          The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel (including the costs of retaining any Sub-Advisers) required by it to perform the services on the terms and for the compensation provided herein. The Adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Trust.

     2.  DUTIES OF THE TRUST.

          (a) The Trust, except as otherwise provided in this Agreement, is responsible for conducting its own business and affairs and for all necessary and incidental expenses and salaries including, but not limited to, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; preparation and filing of such forms as may be required by the various jurisdictions in which the Trust's shares may be sold;
     preparation, printing and mailing of reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; taxes, and state and federal registration fees.

     3. DELIVERY OF DOCUMENTS.

          (a) The Trust agrees to furnish, upon request, the Adviser with copies properly certified or authenticated of each of the following and any amendments and restatements as they are effected:

               (i) The Trust's Agreement and Declaration of Trust, as filed with the Secretary of State of Delaware (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

               (ii) Bylaws of the Trust (such Bylaws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "Bylaws");

               (iii) Prospectus(es) of the Portfolio(s).

          (b) The Adviser has furnished the Trust, a copy of its most current Form ADV as filed with the U.S. Securities and Exchange Commission, and will furnish any amendment thereto as it may be effected.

     4.   OTHER COVENANTS. The Adviser agrees that it:

          (a) will comply with all applicable Rules and Regulations of the U.S. Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

          (b) will make investment decisions for the Portfolio independently from those for any other investment companies and/or accounts advised or managed by the Adviser or its affiliated persons. Furthermore, the Adviser will place (or will direct any Sub-Advisers to place) orders pursuant to its/their investment determinations for the Portfolio(s) either directly with the issuer or with any broker-dealer. In executing portfolio transactions and selecting broker-dealers, the Adviser will, or will direct the Sub-Advisers to, use its/their best efforts to seek on behalf of a Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser (or any Sub-Adviser) shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser (or any Sub-Adviser) may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to a Portfolio and/or other accounts over which the Adviser or an affiliate of the Adviser may exercise investment discretion. Research services so received shall be in addition to, and not in lieu of, services required to be performed by the Adviser and does not reduce the compensation provided for in Section 5 of this Agreement.

     The Adviser (or any Sub-Adviser) is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker-dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio(s) that is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Adviser (or any Sub-Adviser) determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer -- viewed in terms of that particular transaction or terms of the overall responsibilities of the Adviser to a Portfolio. In addition, the Adviser (or any Sub-Adviser) is authorized to allocate purchase and sale orders for portfolio securities to broker-dealers (including broker-dealers that are affiliated with the Adviser or the Trust's principal underwriter) to take into account the sale of shares of the Trust if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will any Portfolio's securities be purchased from or sold to the Adviser, any Sub-Adviser engaged with respect to that Portfolio, the Trust's principal underwriter, or any affiliated person of either the Trust, the Adviser (or any Sub-Adviser) or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the U.S. Securities and Exchange Commission and the 1940 Act.

     The Adviser (and any Sub-Adviser) is also authorized to enter into any directed brokerage/service arrangements with broker-dealers whereby certain broker-dealers agree to pay all or a portion of a Portfolio's custodian, administrative, transfer agency, and/or other fees in exchange for such Portfolio directing certain minimum brokerage amounts to such broker-dealer, if, and only if, the Adviser (or any Sub-Adviser) determines in good faith that such arrangement was reasonable - viewed in terms of that particular transaction or terms of the overall responsibilities of the Adviser (or Sub-Adviser) to a Portfolio.

     5.   COMPENSATION OF THE ADVISER.

          (a) For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rate(s) specified in Schedule A, as may be amended from time to time, attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month and calculated by applying a daily rate to the assets of each Portfolio, based on the annual percentage rates as specified in the attached Schedule A. The fee shall be based on the average daily net assets for the month involved.

          (b) Any Advisory fees which may be charged by Sub-Advisers hired by the Adviser are the sole obligation of the Adviser, and not of the Trust nor the Portfolio.

          (c) If this Agreement is terminated prior to the end of any calendar month, the management fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which the Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          (d) The Adviser may voluntarily or contractually agree to reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may similarly agree to make payments to limit expenses which are the responsibility of the Trust under this Agreement. Any such reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Adviser hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld shall be voluntarily reduced and any Portfolio expense paid by the Adviser voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Portfolio to the Adviser in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Adviser has agreed.

     6.   REPORTS.

          The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request. The Adviser further agrees to furnish to the Trust, if applicable, the same such documents and information pertaining to any sub-Adviser as the Trust may reasonably request.

     7.   STATUS OF THE ADVISER.

          The services furnished by the Adviser hereunder are deemed not to be exclusive, and nothing in this Agreement shall (i) prevent Adviser or any affiliated person (as defined in the 1940 Act) of Adviser from acting as investment adviser or manager for any other person or persons, including other management investment companies with investment objectives and policies the same as or similar to those of the Portfolio or (ii) limit or restrict Adviser or any such affiliated person from buying, selling or trading any securities or other investments (including any securities or other investments which the Portfolio is eligible to buy) for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that Adviser agrees that it will not undertake any activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Portfolio under this Agreement.

          Except to the extent provided herein, the Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this may adversely affect the price paid or received by the Trust or the size or position obtainable for or disposed by the Trust or any Portfolio.

     8.   CERTAIN RECORDS.

          Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser (or any Sub-Adviser) on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request. The Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

     9.   LIMITATION OF LIABILITY; INDEMNIFICATION.

          The Adviser shall not be liable for any loss, liability, or damage incurred by the Trust as a result of any investment decision, recommendation, or other action taken or omitted in what the Adviser, in good faith, believes to be the proper performance of its duties under this Agreement, except that the Adviser shall be liable and indemnify the Trust to the extent such loss, liability, or damage results from the gross negligence or bad faith of the Adviser or the reckless disregard by the Adviser of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Adviser shall not be liable for any liability, loss or damage resulting from: (i) the willful misconduct, negligence or bad faith of any independent representative, consultant, independent contractor, broker, agent, or other person who is selected, engaged or retained by the Adviser on behalf of the Trust in connection with the performance of services under this Agreement, unless such person was selected, engaged or retained by the Adviser in a negligent manner; (ii) any act or failure to act by any Custodian; or (iii) any investment made by the Adviser consistent with the Fundamental Investment Limitations as set forth in the Statement of Additional Information for the Portfolio. Nothing in this Agreement, however, shall be interpreted as providing that the Trust shall have waived compliance by the Adviser of any provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, or other applicable federal or state law.

     10.  PERMISSIBLE INTERESTS.

          Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise subject to the provisions of applicable law. All such interests shall be fully disclosed between the parties on an ongoing basis and in the Trust's Prospectus as required by law. In addition, brokerage transactions for the Trust may be effected through affiliates of the Adviser or any sub-Adviser if approved by the Board of Trustees, subject to the rules and regulations of the U.S. Securities and Exchange Commission.

     11.  DURATION AND TERMINATION.

          This Agreement, unless sooner terminated as provided herein, shall for each Portfolio listed on Schedule A attached hereto remain in effect from the date of execution or, if later, the date the initial capital to a series of the Trust is first provided (the "Effective Date."), until one year from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of each Portfolio; provided, however, that if the shareholders of any Portfolio fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment.

          No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Portfolio until approved in accordance with the 1940 Act.

          As used in this Section 11, the terms "assignment", "interested persons", and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the U.S. Securities and Exchange Commission.

     12.  GOVERNING LAW.

          This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.

     13.  NOTICE.

          Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:


         To the Adviser at:                         To the Trust at:
         -----------------                          ---------------
         Conning Asset Management Company           Zodiac Trust
         700 Market Street                          615 East Michigan Street,
         St. Louis, MO 63101                        2nd Floor
         Attention: Paul Kopsky                     Milwaukee, WI  53202
                                                    Attention: Joe Neuberger

     14.  ENTIRE AGREEMENT.

          This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     15.  SEVERABILITY AND MISCELLANEOUS.

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

          No series of the Trust shall be liable for the obligations of any other series of the Trust. Without limiting the generality of the foregoing, the Adviser shall look only to the assets of a particular Portfolio for payment of fees for services rendered to that Portfolio.

          Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the U.S. Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


     ZODIAC TRUST                               CONNING ASSET MANAGEMENT COMPANY

     By:/s/ Joseph C. Neuberger                 By:/s/ Frank D. Campbell
        -----------------------                    -------------------------

     Title: President                           Title: Executive Vice President
            -------------------                        ------------------------




                                   Schedule A
                                     to the
                          Investment Advisory Agreement
                                     between
                                  Zodiac Trust
                                       and
                        Conning Asset Management Company


     Pursuant to Sections 4 and 5 of the Agreement, the Trust shall pay the Adviser compensation at an annual rate as follows:


     SERIES/PORTFOLIO:                Compensation                Date Added:
                                      (as a percentage of
                                      daily net assets):


     Conning Money Market Portfolio   0.40%